UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2012

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the registrant held its annual meeting of stockholders. The three matters presented to the stockholders at the annual meeting were (1) the election of six directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2012, and (3) an advisory vote to approve executive compensation.

The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Andrew S. Berwick, Jr	109,935,930	6,569,217	12,595,217
Harold M. Messmer, Jr.	114,567,348	1,937,799	12,595,217
Barbara J. Novogradac	116,147,942	357,205	12,595,217
Robert J. Pace	115,938,465	566,682	12,595,217
Frederick A. Richman	110,345,305	6,159,842	12,595,217
M. Keith Waddell	107,044,715	9,460,432	12,595,217

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2012 was approved by the following vote:

For	128,423,805
Against	642,245
Abstain	34,314
Broker Non-Votes	—

The advisory resolution to approve executive compensation was approved by the following vote:

For	96,273,008
Against	17,615,518
Abstain	2,616,621
Broker Non-Votes	12,595,217

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 25, 2012	By:	/s/ STEVEN KAREL
	Name:	Steven Karel
	Title:	Executive Vice President and Secretary